Exhibit 10.89

Summary of Loan Agreement Entered into by and between Shenzhen BAK
Battery Co., Ltd. ("the Company") and Shenzhen Longgang Branch, Bank of
China (the "Creditor") Dated July 17, 2009

Main articles:

  Contract number: (2009)Zhenzhongyin Ganghuilizi 052;
  Loan principal: JPY 296,604,000;
  Loan Term: from July 17, 2009 to July 20, 2010;
  Interest rate: fixed at 0.74375%;
  Interest settlement day is the maturity date of the loan;
  Penalty interest rate for delayed repayment is 2.23%;
    If any of the following occurs, the Creditor is entitled to demand prepayment of loan principal and interest before maturity and cancel all loans unprovided:
  Delay in repayment of loan interest and the loan principal;
  The Company provides untrue declaration or breaks promise;
  The Company breaks other agreements with respect to its obligation;

    Breach of contract penalties: release loan agreement, demand prepayment of loan principal and interest before maturity; withdraw from any accounts of the Company the loan principal, interest and other fees; any other measures the Creditor believes necessary and possible, etc.

    Amount of collateral: RMB21,624,000

  Headlines of the articles omitted

    Loan arrangement
    Interest clearing of the loan
    Fee
    Payment of the loan
    Guarantee
    Declaration and Promise of the Company
    Other agreements
    Modification, Amendment and Termination of Contract
    Disputation settlement
    Attachment
    Validity
    Text
    Notice